COMMERCE BANCORP
                                                            [GRAPHIC OMITTED]


                                    CONTACTS
                                    --------


      Vernon W. Hill, II                             C. Edward Jordan, Jr.
    Chairman and President                         Executive Vice President

                                 (856) 751-9000



                              COMMERCE BANCORP 2004
                                NET INCOME UP 41%



         January 13, 2005 - Cherry Hill, New Jersey - Commerce Bancorp, Inc. (NYSE Symbol: CBH) reported record earnings and increased deposits, assets and loans for the fourth quarter of 2004, announced Vernon W. Hill, II, Chairman of the multi-bank holding company.





                                                        FOURTH QUARTER FINANCIAL HIGHLIGHTS
                                                        -----------------------------------
                                                               December 31, 2004


                                       Three Months Ended                                  Year Ended
                                       ------------------                                  ----------
                               12/31/04       12/31/03        % Increase        12/31/04      12/31/03      % Increase
                               --------       --------        ----------        --------      --------      ----------
                                                   (dollars in millions, except per share data)

   Total Assets:                                                                 $30,501         $22,712         34%
   Total Deposits:                                                                27,659          20,701         34%
   Total (Net) Loans:                                                              9,319           7,329         27%
   -------------------------------------------------------------------------------------------------------------------
   Total Revenues:               $374.9         $303.0            24%           $1,392.9        $1,088.3         28%
   Net Income:                     75.1           56.6            33%              273.4           194.3         41%
   Net Income Per Share:           $.88           $.70            26%              $3.26           $2.58         26%



Chairman's Statement
--------------------

         Vernon W. Hill, II, Chairman, commenting on the Company's financial results said, "strong deposit growth and positive operating leverage produced another record quarter of performance." Financial highlights were:

     o Net income increased 33% for the fourth quarter of 2004 to $75.1 million.

     o    Earnings per share rose 26% for the fourth quarter to $.88.

     o Revenue growth of 24% exceeded expense growth of 23% for the fourth quarter.

     o Net interest income grew 29% during the fourth quarter. The net interest margin for the fourth quarter was 4.16%.

     o Core deposits grew 35% for the prior 12 months. Core deposits grew by $1.5 billion during the fourth quarter of 2004 and $6.9 billion for 2004.

     o    Annualized deposit growth per store was $ 26 million.

     o Comparable store deposits for stores open two years or more grew 24% (29% excluding time deposits). Comparable store deposits for stores open one year or more grew 32%.

     o    Stockholder's equity increased 30% to $1.7 billion.

     o The Company opened 49 new stores in 2004, an increase of 18%, bringing the total number of stores to 319. 22 stores were opened in the fourth quarter in the following areas:


                         Metropolitan New York                 16

                         Metropolitan Philadelphia              6


     o For 2005, the Company plans to open 55-60 stores including our first stores in Metro Washington, D.C.

     o The Company expects to meet or exceed the current First Call E.P.S. consensus projections of $.90 for the first quarter of 2005 and $3.81 for the year.

     o Prior year E.P.S. amounts reflect the mandatory restatement required by recent FASB guidance related to the Company's 5.95% Convertible Trust Preferred Securities. The restatement impacts 2003 results by $.01 for the fourth quarter and $.03 for the year.



Income Statement
----------------

                                              Three Months Ended                            Year Ended
                                                  December 31                               December 31
------------------------------------------------------------------------------------------------------------------------------------
                                     2004           2003       % Increase           2004           2003     % Increase
------------------------------------------------------------------------------------------------------------------------------------
                                                       (dollar in thousands, except per share data)

Total Revenues:                     $374,893         $303,008      24%           $1,392,856       $1,088,344        28%
Total Expenses:                      253,111          206,281      23               938,778          763,392        23
Net Income:                           75,118           56,606      33               273,418          194,287        41
                                    --------         --------   --------           --------          --------    --------
Net Income Per Share:                   $.88             $.70      26%                $3.26            $2.58        26%
                                    --------         --------   --------           --------          --------    --------


Balance Sheet

                                                                                              Linked Quarter
                                                                                              --------------
                                  12/31/04    12/31/03     % Increase      9/30/04       $ Increase     % Increase
                                --------------------------------------------------------------------------------------
                                                                     (dollars in millions)

  Total Assets:                    $30,501       $22,712       34%           $28,431          $2,070           7%
  Total Loans (Net):                 9,319         7,329       27              8,779             540           6
  Core Deposits:                    26,657        19,779       35             25,109           1,548           6
  Total Deposits:                   27,659        20,701       34             26,242           1,417           5


Shareholder Returns

                                                December 31, 2004
                                          ---------------------------
                                          Commerce        S & P Index
                                          --------        -----------

                  1    Year                  24%             11%
                  5    Years                 29%             -2%
                 10    Years                 29%             12%




Growth Targets
--------------
                                                             Last 5 Year                Actual %
                                      Growth Targets           Growth %           Fourth Quarter 2004
                                      --------------         ------------         -------------------

          Total Deposits:                    25%                  39%                    34%

          Comp Store Deposits:               18                   23                     24
          Total Revenue:                     25                   31                     24

          Net Income                         25                   36                     33
          Earnings Per Share                 20                   27                     26


Total Deposits
--------------

         The Company's  deposit growth continues with total deposits at December
31, 2004 of $27.7 billion, a $7.0 billion increase or 34% over total deposits of $20.7 billion a year ago, including growth of $1.4 billion in the fourth quarter.

                                                12/31/04          12/31/03          $ Increase      % Increase
                                                --------          --------          ----------      ----------
                                                                          (dollars in millions)

              Core Deposits                        $26,657           $19,779             $6,878         35%
                                                                                                       -----

              Total Deposits                       $27,659           $20,701             $6,958         34%
                                                                                                       -----


Regional Deposit Growth
-----------------------

         Deposit growth by region is as follows:
                                   # of                                             $              %            Annualized
                                  Stores        12/31/04        12/31/03         Increase       Increase       Growth/Store
                                  ------        --------        --------         --------       --------        -----------
                                                                 (dollars in millions)

Northern New Jersey                 116           $9,060            $7,251          $1,809           25%           $19
New York City                        37            3,195             1,480           1,715          116             54
Long Island/NY State                 25            2,326             1,203           1,123           93             68
                                  ------        --------          --------         --------       --------        --------
Metro New York                      178          $14,581            $9,934          $4,647           47%           $33
Metro Philadelphia                  141          $13,078            10,767           2,311           21             17
                                  ------        --------          --------         --------       --------        --------
Total                               319          $27,659           $20,701          $6,958           34%           $26



         Based on FDIC deposit information as of June 30, 2004, the average bank branch in America grew $2.4 million compared to the Company's growth of $26 million.

Comparable Store Deposit Growth
-------------------------------

         Comparable store deposit growth is measured as the year-over-year percentage increase in core deposits for stores open two years or more at the balance sheet date. Additional information is provided below for stores opened one year or more at the balance sheet date.

         At December 31, 2004 the Company had 62 stores in New York State. Of these stores, 19 are included in the comparable store growth for stores open 2 years or more and 41 are included in the comparable store growth for stores open one year or more at the balance sheet date.




                                        Stores Open 2                         Stores Open 1
                                        Years or More                         Year or More
                                -----------------------------         -----------------------------
                                 # of              Comp Store          # of              Comp Store
                                Stores              Increase          Stores              Increase
                                -------            ----------         -------            ----------

   Metro Philadelphia             119                 21%                131                24%
   Northern New Jersey             86                 22                  98                26
   New York City                   11                 45                  25                82
   Long Island/NY State             8                 43                  16                81
                                -------            ----------         -------            ----------
               Total              224                 24%                270                32%


         Excluding time deposits, which include the Company's highest deposit cost of funds, comparable store deposit growth for stores open two years or more was 29%.

Core Deposits
-------------

         Core deposit growth by type of account is as follows:

                                                                                      4th Quarter
                                                                                        Cost of                 Annual
                                          12/31/04               12/31/03                Funds                 Growth %
                                          --------               --------                -----                 --------
                                                                   (dollars in millions)

Demand                                     $6,407                 $ 4,575                 .00%                    40%
Interest Bearing Demand                    11,604                   8,574                1.26                     35
Savings                                     6,166                   4,222                1.00                     46
                                          --------               --------                -----                 --------
      Subtotal                             24,177                  17,371                 .87%                    39%
Time                                        2,480                   2,408                2.00                      3
      Total Core Deposits:                $26,657                 $19,779                 .98%                    35%





         Core deposit growth by type of customer is as follows:

                                                                                       Annual         Comp Store
                        12/31/04        % Total        12/31/03        % Total        Growth %         Growth %
                        --------        -------        --------        -------        --------         --------
                                                  (dollars in millions)

Consumer                 $12,227            46%        $  9,760            49%            25%             13%
Commercial                 9,138            34            6,599            34             38              28
Government                 5,292            20            3,420            17             55              45
                        --------        -------        --------        -------        --------         --------
     Total               $26,657           100%        $ 19,779           100%            35%             24%
                        --------        -------        --------        -------        --------         --------




         Core deposits, excluding government deposits, grew $5.0 billion or 31% over the year ago period.




Government Core Deposits
------------------------

         Government core deposits by state are as follows:

                                                                                  Annual
                                    # of                                          Growth
                                Relationships             12/31/04                 Rate                  % Total
                               ---------------            --------               --------                -------
                                                   (dollars in millions)

   New Jersey                        648                   $3,147                     38%                   60%
   Pennsylvania                      193                    1,082                     80                    20
   New York                          104                    1,063                     98                    20
                               ---------------            --------               --------                -------
           Total                     945                   $5,292                     55%                  100%



Net Income and Earnings Per Share
---------------------------------

         Net income totaled $75.1 million for the fourth quarter of 2004, up $18.5 million or 33% over net income of $56.6 million for the fourth quarter of 2003.

         On a diluted per share basis, net income for the fourth quarter was $.88 compared to $.70 for the fourth quarter of 2003, a 26% increase.




                                        Three Months Ended                                Year Ended
                                        ------------------                                ----------
                                12/31/04       12/31/03      % Increase      12/31/04        12/31/03      % Increase
                                --------       --------      ----------      --------        --------      ----------
                                                        (dollars in thousands, except per share data)

Net Income                       $75,118         $56,606        33%         $273,418        $194,287            41%
Earnings Per Share                  $.88            $.70        26%            $3.26           $2.58            26%



         For the year ended December 31, 2004, net income totaled $273.4 million, up $79.1 million or 41% over net income of $194.3 million for the year ended December 31, 2003.

         On a diluted per share basis, net income for the year ended December
31, 2004 was $3.26 compared to $2.58 for the year ended December 31, 2003, a 26% increase.


Total Revenues

                                        Three Months Ended                              Year Ended
                                        ------------------                              ----------
                              12/31/04         12/31/03       % Increase       12/31/04       12/31/03        % Increase
                              --------         --------       ----------       --------       --------        ----------
                                                (dollars in thousands, except per share data)

Total Revenues                 $374,893         $303,008          24%       $1,392,856        $1,088,344          28%
Revenue Per Share                $17.15           $14.47          19%           $16.14            $13.91          16%





Net Interest Income and Net Interest Margin
-------------------------------------------

         Net interest income for the fourth quarter totaled $278.4 million, a 29% increase over the $215.1 million recorded a year ago. For the year ended December 31, 2004, the Company recorded net interest income of $1.0 billion, a 35% increase over the $755.9 million earned in the year ended December 31, 2003. The increase in net interest income in both the quarter and year was due to the volume increases in interest earning assets resulting from the Company's strong, low-cost core deposit growth.

         The net interest margin for the fourth quarter of 2004 was 4.16%, down 13 basis points from the third quarter of 2004, and down 11 basis points from the 4.27% margin for the fourth quarter of 2003.

         On a tax equivalent basis, the Company recorded $283.7 million in net interest income in the fourth quarter of 2004, an increase of $64.6 million or 29% over the fourth quarter of 2003. Net interest income on a tax equivalent basis of $1.0 billion was earned in the year ended December 31, 2004, an increase of $264.7 million or 34% over the year ended December 31, 2003.



Net Interest Income and Rate/Volume Analysis
--------------------------------------------

         As shown below, the increase in net interest income on a tax equivalent basis was due to volume increases in the Company's earning assets, which were fueled by the Company's continued growth of low-cost core deposits.

                                                                 Net Interest Income
                                           ----------------------------------------------------------
                   December                 Volume            Rate            Total              %
                2004 vs. 2003              Increase          Change         Increase         Increase
                -------------              --------          ------         --------         --------
                                                             (dollars in thousands)

                   Quarter                $ 72,240           ($7,624)      $ 64,616             29%
                   Year                   $284,946          ($20,278)      $264,668             34%



Non-Interest Income
-------------------

         Non-interest income for the fourth quarter of 2004 increased to $96.5 million from $87.9 million a year ago, a 10% increase, which is primarily attributable to the increase in deposit charges and service fees of 38%.

         The growth in non-interest income for the fourth quarter and the year ended December 31, 2004 is more fully depicted below:





                                                       Three Months Ended                          Year Ended
                                                       ------------------                          ----------
                                              12/31/04      12/31/03     % Increase      12/31/04      12/31/03     % Increase
                                              --------      --------     ----------      --------      --------     ----------
                                                                         (dollars in thousands)

Deposit Charges & Service Fees                $62,847        $45,556        38%          $218,126      $160,678         36%
Other Operating Income:
    Commerce Insurance                         16,395         15,614         5             72,479        66,482          9
    Commerce Capital Markets                    3,435         13,683       (75)            28,053        42,518        (34)
    Loan Brokerage Fees                         3,384          4,628       (27)            13,189        27,169        (51)
    Other                                       9,753          7,315        33             40,585        31,780         28
                                              --------------------------------------------------------------------------------
     Total Other Operating Income              32,967         41,240       (20)           154,306       167,949         (8)
Net Investment Securities Gains                   637          1,088       (41)             2,639         3,851        (31)
                                              --------------------------------------------------------------------------------
Total Non-Interest Income                     $96,451        $87,884        10%          $375,071      $332,478         13%



         Non-interest income for Commerce Capital Markets was impacted by the exit from the government public finance business during the third quarter as well as lower municipal trading results during the fourth quarter of 2004.

Non-Interest Expenses
---------------------

         Non-interest expenses for the fourth quarter of 2004 were $253.1 million, up 23% from $206.3 million a year ago. Non-interest expenses for the year ended December 31, 2004 were $938.8 million, up 23% from $763.4 million for the year ended December 31, 2003. The increase in non-interest expenses for the fourth quarter and the year ended December 31, 2004 was widespread throughout non-interest expense categories, reflecting the Company's store expansion program.

         The Company continued to experience positive operating leverage in the fourth quarter, as revenue growth of 24% exceeded non-interest expense growth of 23%.

Lending
-------

         Loans increased 27% to $9.5 billion from the fourth quarter of 2003, and the growth was widespread throughout all loan categories.

         The Company's primary strength is in building customer relationships and growing market share in deposits, loans, and related services. Consumer and small business loan growth is directly related to the Company's significant increase in store locations, market expansion and added lending personnel.

         Geographically, loan growth has occurred in the following markets:



                                                                        Portfolio Geographical Growth
                                                                        -----------------------------
                                    12/31/04         12/31/03         Growth Rate          % of Total Growth
                                    --------         --------         -----------          -----------------
                                                                 (dollars in millions)

Metro Philadelphia                   $5,617            $4,659               21%                  48%
Northern New Jersey                   2,731             2,219               23                   25
New York/Long Island                  1,107               563               97                   27
                                    --------         --------            --------             --------
            Total:                   $9,455            $7,441               27%                 100%


                                                                         Loan Composition
                                                                         ----------------
                                    12/31/04      % of Total      12/31/03      % of Total     $ Increase     % Increase
                                    --------      ----------      --------      ----------     ----------     ----------
                                                                (dollars in millions)

Commercial                             $2,452            26%          $1,988          27%            $464          23%
Owner-Occupied                          1,998            21%           1,619          22%             379          23%
                                      --------        --------       --------      --------       --------      --------
Total Commercial                        4,450            47%           3,607          49%             843          23%
Consumer                                3,342            35%           2,524          34%             818          32%
Commercial Real Estate                  1,663            18%           1,310          17%             353          27%
                                      --------        --------       --------      --------       --------
   Gross Loans                         $9,455           100%          $7,441         100%          $2,014
   Less: Reserves                        (136)                          (112)                         (24)
                                      --------                       --------                     --------
   Net Loans                           $9,319                         $7,329                       $1,990          27%




                                       9


Asset Quality
-------------
                                                               Quarter Ended
                                                               -------------
                                                12/31/04           9/30/04        12/31/03
                                                --------           -------        --------

         Non-Performing Assets/Assets             .11%              .14%             .11%
         Net Loan Charge-Offs                     .18%              .18%             .13%
         Loan Loss Reserve/Gross Loans           1.43%             1.48%            1.51%
         Non-Performing Loan Coverage             413%              353%             515%
         Non-Performing Assets/Capital             2%                 2%               2%
               and Reserves



         Non-performing assets and loans past due 90 days at December 31, 2004 totaled $34.1 million or .11% of total assets, versus $24.1 million, or .11% of total assets a year ago.

Investments
-----------

         At December 31, 2004, total investments increased to $18.5 billion. The available for sale and held to maturity portfolios totaled $8.0 and $10.5 billion, respectively.

         During the quarter, the Company transferred approximately $6 billion of securities classified as available for sale to the held to maturity classification based upon the Company's liquidity and annual cash flow from deposit growth and bond and loan prepayments. The aggregate market value of the securities transferred equaled their book value, with no effect on stockholders' equity, regulatory capital or results of operations.



                                                       Available              Held to
        Product Description                            For Sale               Maturity               Total
        -------------------                            --------               --------               -----
                (in millions)

        Mortgage-backed Securities:

             Federal Agencies Pass Through             $1,740                   $2,445               $4,185
             Certificates (AAA Rated)

             Collateralized Mortgage                    5,770                    7,040               12,810
             Obligations (AAA Rated)

        Obligations of State and                          534                      979                1,513
        Political Subdivisions/Other
                                                  ------------------------ -------------------- -------------
                      Total                            $8,044                  $10,464              $18,508
                                                  ======================== ==================== =============


        Duration (in years)                             2.69                     3.62                 3.22
        Average Life (in years)                         3.11                     4.33                 3.80
        Quarterly Average Yield                         4.82%                    4.91%                4.86%



         At December 31, the after tax appreciation of the Company's available for sale portfolio was $20.9 million.

Linked Quarter Comparison
-------------------------

         A comparison of financial results for the quarter ended December 31, 2004 to the previous quarter ended September 30, 2004 is as follows: (dollars in thousands, except per share data)



                                          Three Months Ended                             Linked Quarter
                                          ------------------                             --------------
                                    12/31/04                9/30/04               $ Change            % Change
                                    --------                -------               --------            --------

Total Assets                      $30,501,645             $28,431,481           $ 2,070,164              7%
Total Loans (Net)                   9,318,991               8,779,438               539,553              6
Core Deposits                      26,656,530              25,108,705             1,547,825              6
Total Deposits                     27,658,885              26,241,632             1,417,253              5
Total Revenues                        374,893                 364,495                10,398              3
   Net Interest Income                278,442                 264,382                14,060              5
   Non-Interest Income                 96,451                 100,113                (3,662)            (4)
Non-Interest Expense                  253,111                 247,162                 5,949              2
Net Income                             75,118                  70,090                 5,028              7
Net Income Per Share              $       .88             $       .84           $       .04              5



Capital Resources
-----------------

         Stockholders' equity at December 31, 2004 increased to $1.7 billion, a $388.4 million increase, or 30% over stockholders' equity of $1.3 billion at December 31, 2003.

         As of April 1, 2004 each of the outstanding Convertible Trust Capital Securities became convertible into 0.9478 shares of the Company's common stock.

         The  Company  may  call  its  $200  million,  5.95%  Convertible  Trust
Preferred Securities on or after March 11, 2005, provided various terms and conditions are met, primarily related to the market price of the Company's common stock. The Company's common stock must trade at a price of $63.30 or higher for 20 trading days in a period of 30 consecutive trading days in order for the Company to force conversion.

         Return on average stockholders equity (ROE) for the fourth quarter and year ended December 31, 2004 is shown in the table below:

                                  Return on Equity
            Three Months Ended                         Year Ended
            ------------------                         ----------
          12/31/04           12/31/03           12/31/04         12/31/03
          --------           --------           --------         --------
           18.48%             18.46%            18.78%            18.81%

         The Company's capital ratios at December 31, 2004 were as follows:

                                                       Regulatory Guidelines
                                     Commerce            "Well Capitalized"
                                     --------          ---------------------

         Leverage Ratio                 6.19%                   5.00%
         Tier I                        12.31                    6.00%
         Total Capital                 13.26                   10.00%

Retail Activities
-----------------

         "America's Most Convenient Bank" continued its unique retail focus by offering the best in community branch banking and on-line banking. The Company's continued deposit growth consists of growth in "same-store" (existing store) sales and increased deposits from newly opened stores.

      o       "Same Store Sales"
               ----------------

              Comparable store deposits for stores open two years or more grew 24% (29% excluding time deposits). Comparable store deposits for stores open one year or more grew 32%.

      o       New Stores
              ----------

              During the fourth quarter of 2004, the Company opened 22 new stores, increasing the total stores opened to 319. During the last three years, the Company has opened 135 of its 319 stores.

              Stores opened during the fourth quarter were as follows:

           Metropolitan New York
           ---------------------

               Location                                          County
               --------                                          -------

           Queens/Ridgewood                                    Queens (NY)
           Huntington Station                                  Suffolk (NY)
           43rd & 6th                                          New York (NY)
           Hackensack/Courthouse                               Bergen (NJ)
           Roselle                                             Union (NJ)
           Old Bridge/Route 9                                  Middlesex (NJ)
           Union/Chestnut                                      Union (NJ)
           Westfield                                           Union (NJ)
           Mamaroneck/Rye                                      Westchester (NY)
           Port Chester                                        Westchester (NY)
           Mount Kisco                                         Westchester (NY)
           Stony Point                                         Rockland (NY)
           Roxbury                                             Morris (NJ)
           Jackson Heights                                     Queens (NY)
           Hazlet                                              Monmouth (NJ)
           Fairlawn/River Road                                 Bergen (NJ)

           Metropolitan Philadelphia
           -------------------------

                       Location                                County
                       --------                                ------

           15th & JFK                                          Philadelphia (PA)
           Pennsauken                                          Camden (NJ)
           Bensalem/Neshaminy                                  Bucks (PA)
           Plymouth Meeting                                    Montgomery (PA)
           Dover                                               Kent (DE)
           East Goshen                                         Chester (PA)

         For 2005, the Company plans to open 55 - 60 stores in Metro New York, Philadelphia and Washington, D.C.

Forward-Looking Statements
--------------------------

         The Company may from time to time make written or oral "forward-looking statements", including statements contained in the Company's filings with the Securities and Exchange Commission, in its reports to stockholders and in other communications by the Company, which are made in good faith by the Company pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

         These forward-looking statements include statements with respect to the Company's beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond the Company's control). The words "may", "could", "should", "would", "believe", "anticipate", "estimate", "expect", "intend", "plan", and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause the Company's financial performance to differ materially from that expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve System (the "FRB"); inflation; interest rates, market and monetary fluctuations; the timely development of competitive new products and services by the Company and the acceptance of such products and services by customers; the willingness of customers to substitute competitors' products and services for the Company's products and services and vice versa; the impact of changes in financial services' laws and regulations (including laws concerning taxes, banking, securities and insurance); technological changes; future acquisitions; the expense savings and revenue enhancements from acquisitions being less than expected; the growth and profitability of the Company's non-interest or fee income being less than expected; unanticipated regulatory or judicial proceedings; changes in consumer spending and saving habits; and the success of the Company at managing the risks involved in the foregoing.

         The Company cautions that the foregoing list of important factors is not exclusive. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.




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